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                                    EXHIBIT 2

The Manufacturers Life Insurance Company, The Manufacturers Life Insurance Company (U.S.A.) and Manulife Financial Corporation each hereby agree that the attached Form 13G to be filed by The Manufacturers Life Insurance Company relating to each company's beneficial ownership of Tritel Inc is also filed on behalf of The Manufacturers Life Insurance Company (U.S.A.) and Manulife Financial Corporation.

Date: February 10, 2000


The Manufacturers Life Insurance Company

By: /s/ James D. Gallagher
    ---------------------------------------------
    James D. Gallagher
    Vice President Legal Services
    and Chief Compliance Officer U.S. Operations


The Manufacturers Life Insurance Company (U.S.A.)

By: /s/ James D. Gallagher
    ---------------------------------------------
    James D. Gallagher,
    Secretary and General Counsel


Manulife Financial Corporation

By: /s/ Dale W. Scott
    ---------------------------------------------
    Dale W. Scott
    Senior Vice President and General Counsel